As filed with the Securities and Exchange Commission on September 15, 2017

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRILOGY METALS Inc.

(Exact name of registrant as specified in its charter)

British Columbia	98-1006991
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Suite 1150, 609 Granville Street

Vancouver, British Columbia

Canada, V7Y 1G5

(604) 638-8088

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

DL Services, Inc.

Columbia Center

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104-7043

(206) 903-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberley R. Anderson Dorsey & Whitney LLP 701 5th Avenue, Suite 6100 Seattle, Washington 98104 (206) 903-8800	Trisha Robertson 595 Burrard Street Suite 2600, Three Bentall Centre Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300	Riccardo Leofanti Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☒	Emerging growth company ☐	(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount to be Registered (1) (2)	Proposed Maximum Aggregate Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2) (3)	Amount of Registration Fee (4)
Common Shares, no par value
Warrants to Purchase Common Shares
Share Purchase Contracts
Share Purchase or Equity Units
Total			$50,000,000	$5,795

1.	There are being registered hereunder such indeterminate number of common shares, such indeterminate number of warrants to purchase common shares, such indeterminate amount of share purchase contracts and such indeterminate amount of share purchase or equity units as will have an aggregate initial offering price not to exceed $50,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder, at times, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement. The securities registered also include such indeterminate amounts and numbers of shares of common stock as may be issued upon exercise of warrants or pursuant to anti-dilution provisions of any such securities. The securities registered also include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of common shares that may become issuable as a result of any stock split, stock dividends or similar event.
2.	Not applicable pursuant to Form S-3 General Instruction II.D.
3.	The Registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities up to a proposed maximum aggregate offering price of $50,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
4.	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, this filing fee is being offset by a filing fee in the amount of $13,640 paid by the Registrant with respect to $100,000,000 of unsold securities in connection with its filing of a registration statement on Form S-3 (Registration No. 333-185127), originally filed on November 23, 2012, as amended by that Amendment No. 1 to Form S-3 filed on March 11, 2013 and declared effective on March 14, 2013. Accordingly, the $5,795 registration fee in connection with this registration statement is offset against the $13,640 registration fee previously paid, resulting in a filing fee of $0 that is currently due in connection with the securities registered hereunder, with $7,845 remaining to be applied to future filings.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains a prospectus relating to an offering of our securities in the United States, together with separate prospectus pages relating to an offering of securities in Canada. The U.S. prospectus and the Canadian prospectus will be substantially identical except for the cover page and the table of contents, and except that the Canadian prospectus includes certain disclosure required by Canadian securities laws and a “Certificate of the Company”. The complete U.S. prospectus is included herein and is followed by those alternate and additional pages to be used solely in the Canadian prospectus. Each of the alternate pages for the Canadian prospectus included in this registration statement has been labeled "[Alternate Page for Canadian Prospectus]". Each of the additional pages for the Canadian prospectus included in this registration statement has been labeled “[Additional Page for Canadian Prospectus]”.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2017

$50,000,000

Common Shares

Warrants to Purchase Common Shares

Share Purchase Contracts

Share Purchase or Equity Units

We may offer and issue from time to time common shares (the “Common Shares”), warrants to purchase Common Shares (the “Warrants”), share purchase contracts and share purchase or equity units (all of the foregoing, collectively, the “Securities”) or any combination thereof up to an aggregate initial offering price of $50,000,000 in one or more transactions under this shelf prospectus (which we refer to as the “Prospectus”). Securities may be offered separately or together, at times, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a Prospectus Supplement that describes specific information about the particular Securities being offered and may add, update or change information contained or incorporated by reference in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with the additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement.

Our outstanding common shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and the NYSE American LLC (“NYSE American”, previously the NYSE MKT LLC), under the symbol “TMQ”. On September 14, 2017, the last reported sale price of the Common Shares on the NYSE American was $1.00 per Common Share and on the TSX was Cdn$1.22 per Common Share. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. The offering of Securities hereunder is subject to approval of certain legal matters on our behalf by Blake, Cassels & Graydon LLP, with respect to Canadian legal matters, and Dorsey & Whitney LLP, with respect to U.S. legal matters and, except as otherwise set forth in any Prospectus Supplement, on behalf of any underwriters or agents by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters.

Investing in our securities involves a high degree of risk. You should carefully read the ‘‘Risk Factors’’ section beginning on page 3 of this Prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable Prospectus Supplement and in the documents that are incorporated by reference.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus or any applicable Prospectus Supplement.   Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 15, 2017.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate initial offering price of $50,000,000. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the designation of the particular class and series, the number of common shares offered, the issue price, dividend rate, if any, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, terms, number of Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of share purchase contracts, the designation, number and terms of the Common Shares to be purchased under the share purchase contract, any procedures that will result in the adjustment of these numbers, the purchase price and purchase date or dates of the Common Shares, any requirements of the purchaser to secure its obligations under the share purchase contract and any other specific terms; and (iv) in the case of share purchase or equity units, the terms of the share purchase contract or third party obligations and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

We may offer and sell Securities to or through underwriting syndicates or dealers, through agents or directly to purchasers. The Prospectus Supplement for each offering of Securities will describe in detail the plan of distribution for that offering.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Additional Information”.

Prospective investors should be aware that all mineral resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement have been and will be prepared in accordance with applicable Canadian standards, which differ from U.S. standards. See “Cautionary Note to United States Investors”. This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. See “Cautionary Statement Regarding Forward-Looking Statements”.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus Supplement.  We have not authorized anyone to provide you with different information.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Trilogy”, the “Company”, “we”, “us” and “our” refer to Trilogy Metals Inc., either alone or together with our subsidiaries as the context requires.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “Cdn$” are to Canadian dollars. See “Exchange Rate Information”. Our financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with accounting principles generally accepted in the United States.

risk factors

Investing in the Securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of exploration of our mineral properties. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to Trilogy, or our business, property or financial results, each of which could cause purchasers of Securities to lose all or part of their investments. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospectus. Before deciding to invest in any Securities, investors should consider carefully the risks included herein and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in any Prospectus Supplement.

Risks Related to Our Securities

Future sales or issuances of equity securities could decrease the value of any existing Common Shares, dilute investors’ voting power and reduce our earnings per share.

We may sell additional equity securities (including through the sale of securities convertible into Common Shares) and may issue additional equity securities to finance our operations, exploration, development, acquisitions or other projects. We are authorized to issue an unlimited number of Common Shares. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in our earnings per share.

Our Common Shares are subject to various factors that have historically made share prices volatile.

The market price of our Common Shares may be subject to large fluctuations, which may result in losses to investors. The market price of the Common Shares may increase or decrease in response to a number of events and factors, including: our operating performance and the performance of competitors and other similar companies; volatility in metal prices; the arrival or departure of key personnel; the number of Common Shares to be publicly traded after an offering pursuant to any Prospectus Supplement; the public’s reaction to our press releases, material change reports, other public announcements and our filings with the various securities regulatory authorities; changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector; changes in general economic and/or political conditions; acquisitions, strategic alliances or joint ventures involving us or our competitors; and the factors listed under the heading “Cautionary Statement Regarding Forward-Looking Statements”.

The market price of the Common Shares may be affected by many other variables which are not directly related to our success and are, therefore, not within our control, including other developments that affect the market for all resource sector securities, the breadth of the public market for the Common Shares and the attractiveness of alternative investments.

Use of Proceeds

While detailed information regarding the use of proceeds from the sale of our Securities will be described in the applicable Prospectus Supplement, we will have broad discretion over the use of the net proceeds from an offering of our Securities. Because of the number and variability of factors that will determine our use of such proceeds, the Company’s ultimate use might vary substantially from its planned use. You may not agree with how we allocate or spend the proceeds from an offering of our Securities. We may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of our Securities, including the market value of our Common Shares, and that may increase our losses.

We do not intend to pay any cash dividends in the foreseeable future.

We have not declared or paid any dividends on our Common Shares. Our current business plan requires that for the foreseeable future, any future earnings be reinvested to finance the growth and development of our business. We do not intend to pay cash dividends on the Common Shares in the foreseeable future. We will not declare or pay any dividends until such time as our cash flow exceeds our capital requirements and will depend upon, among other things, conditions then existing including earnings, financial condition, restrictions in financing arrangements, business opportunities and conditions and other factors, or our Board determines that our shareholders could make better use of the cash.

Market for securities

There is no market through which Share Purchase Contracts, Share Purchase or Equity Units (terms as defined in “Description of Share Purchase Contracts and Share Purchase or Equity Units”) or Warrants to purchase Common Shares may be sold. There can be no assurance that an active trading market will develop for the aforementioned securities, or if developed, that such a market will be sustained at the price level at which it was offered. The liquidity of the trading market in those securities, and the market price quoted of those securities, may be adversely affected, by among other things:

•	changes in the overall market for those securities;

•	changes in our financial performance or prospects;

•	changes or perceived changes in our creditworthiness;

•	the prospects for companies in the industry generally;

•	the number of holders of those securities;

•	the interest of securities dealers in making a market for those securities; and

•	prevailing interest rates.

There can be no assurance that fluctuations in the trading price will not materially adversely impact our ability to raise equity funding without significant dilution to our existing shareholders, or at all.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

Unless otherwise indicated, all resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus and any Prospectus Supplement have been, and will be, prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits the disclosure of an historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) to the extent known, provides the key assumptions, parameters and methods used to prepare the historical estimate; (d) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (e) includes any more recent estimates or data available.

Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (“SEC”), and reserve and resource information contained or incorporated by reference into this Prospectus and any Prospectus Supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under SEC Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 does not define and the SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and any reserves reported by us in the future in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with United States standards. Accordingly, information contained in this Prospectus and the documents incorporated by reference herein that describes the Company’s mineral deposits may not be comparable to similar information made public by United States companies subject to reporting and disclosure requirements under United States federal securities laws and the rules and regulations thereunder.

Cautionary Statement Regarding Forward-Looking Statements

The information discussed in this Prospectus and the documents incorporated by reference into this Prospectus includes “forward-looking information” and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These forward-looking statements may include statements regarding perceived merit of properties, exploration results and budgets, mineral reserves and resource estimates, work programs, capital expenditures, operating costs, cash flow estimates, production estimates and similar statements relating to the economic viability of a project, timelines, strategic plans, statements relating anticipated activity with respect to the Ambler Mining District Industrial Access Project (“AMDIAP”), the Company’s plans and expectations relating to the Arctic and Bornite projects (the “Upper Kobuk Mineral Projects”), completion of transactions, market prices for precious and base metals, or other statements that are not statements of fact. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Statements concerning mineral resource estimates may also be deemed to constitute “forward-looking statements” to the extent that they involve estimates of the mineralization that will be encountered if the property is developed. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation:

•	risks related to inability to define proven and probable reserves;

•	risks related to our ability to finance the development of our mineral properties through external financing, strategic alliances, the sale of property interests or otherwise;

•	none of the Company’s mineral properties are in production or are under development;

•	risks related to lack of infrastructure including but not limited to the risk whether or not the AMDIAP will receive the requisite permits and, if it does, whether the Alaska Industrial Development and Export Authority will build the AMDIAP;

•	uncertainty as to whether there will ever be production at the Company’s mineral exploration and development properties;

•	uncertainties relating to the assumptions underlying our resource estimates, such as metal pricing, metallurgy, mineability, marketability and operating and capital costs;

•	commodity price fluctuations;

•	uncertainty as to estimates of capital costs, operating costs, production and economic returns;

•	risks related to our ability to commence production and generate material revenues or obtain adequate financing for our planned exploration and development activities;

•	uncertainty related to inferred mineral resources;

•	risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of our mineral deposits;

•	mining and development risks, including risks related to infrastructure, accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in development, construction or production;

•	risks related to inclement weather which may delay or hinder exploration activities at its mineral properties;

•	risks related to market events and general economic conditions;

•	uncertainty related to the economic projections contained herein derived from the Preliminary Economic Assessment titled “Preliminary Economic Assessment Report on the Arctic Project, Ambler Mining District, Northwest Alaska” dated effective September 12, 2013 (the “PEA”);

•	risks related to governmental regulation and permits, including environmental regulation, including the risk that more stringent requirements or standards may be adopted or applied due to circumstances unrelated to the Company and outside of its control;

•	the risk that permits and governmental approvals necessary to develop and operate mines at our mineral properties will not be available on a timely basis or at all;

•	risks related to the need for reclamation activities on our properties and uncertainty of cost estimates related thereto;

•	uncertainty related to title to our mineral properties;

•	risks related to the acquisition and integration of operations or projects;

•	our history of losses and expectation of future losses;

•	risks related to increases in demand for equipment, skilled labor and services needed for exploration and development of mineral properties, and related cost increases;

•	our need to attract and retain qualified management and technical personnel;

•	risks related to conflicts of interests of some of our directors;

•	risks related to potential future litigation;

•	risks related to the voting power of our major shareholders and the impact that a sale by such shareholders may have on our share price;

•	risks related to global climate change;

•	risks related to adverse publicity from non-governmental organizations;

•	uncertainty as to our ability to maintain the adequacy of internal control over financial reporting as per the requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”);

•	increased regulatory compliance costs, associated with rules and regulations promulgated by the SEC, Canadian Securities Administrators, the NYSE American, the TSX, and the Financial Accounting Standards Boards, and more specifically, our efforts to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”);

•	adverse federal income tax consequences for U.S. shareholders should the Company be a passive foreign investment company;

•	risks related to future sales or issuances of equity securities decreasing the value of our Common Shares, diluting voting power and reducing future earnings per share;

•	uncertainty as to the volatility in the price of the Company’s shares; and

•	the Company’s expectation of not paying cash dividends.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the heading “Risk Factors” and in the documents incorporated by reference in this Prospectus. All forward-looking statements contained in this Prospectus or in the documents incorporated by reference herein are qualified by these cautionary statements.

Our forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, and we do not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

Exchange Rate Information

The following table sets forth (i) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, on the last day of each month during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the Bank of Canada rate in effect on each trading day for the relevant period, for conversion of U.S. dollars into Canadian dollars:

	Fiscal Year Ended November 30			Six Months Ended May 31, 2017
	2016	2015	2014
High for period	1.4589	1.3413	1.1427	1.3743
Low for period	1.2544	1.1360	1.0577	1.3016
Average for period	1.3279	1.2619	1.0971	1.3352
Rate at end of period	1.3426	1.3333	1.1427	1.3500

On September 14, 2017, the exchange rate for the U.S. dollar, as expressed in Canadian dollars based on the Bank of Canada average daily rate, was $1.00 per CDN$1.2198.

The Company

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about us and our properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, including the section titled “Risk Factors” that immediately follows this description of the Company, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision.

Corporate Structure

Name, address and incorporation

Trilogy Metals Inc. was incorporated on April 27, 2011 under the name NovaCopper Inc. pursuant to the terms of the Business Corporations Act (British Columbia) (“BCBCA”). NovaCopper Inc. changed its name to Trilogy Metals Inc. on September 1, 2016 to better reflect its diversified metals resource base. Our registered office is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, and our head office is located at Suite 1150, 609 Granville Street, Vancouver, British Columbia.

Intercorporate relationships

The following chart depicts our corporate structure together with the jurisdiction of incorporation of our subsidiary. All ownership is 100%.

Description of the Business

Our principal business is the exploration and development of our Upper Kobuk Mineral Projects located in the Ambler mining district in Northwest Alaska, United States which comprises (i) the Arctic Project, which contains the high-grade polymetallic volcanogenic massive sulfide deposit located on the Ambler lands (“Arctic Project”); and (ii) the Bornite Project, which contains a carbonate-hosted copper deposit (“Bornite Project”). Our goals include expanding mineral resources and advancing our projects through technical, engineering and feasibility studies so that production decisions can be made on those projects.

Recent Developments

Option Agreement To Form Joint Venture with South32 Group Operations Pty Ltd.

On April 10, 2017, Trilogy entered into an option agreement with NovaCopper US Inc. and South32 Group Operations Pty Ltd (“South32 Operations”), a wholly-owned subsidiary of South32 Limited, which agreement was later assigned by South32 Operations to its affiliate, South32 USA Exploration Inc. (together with South32 Operations, “South32”). The Agreement grants to South32 a three-year option to form a 50/50 joint venture with respect to Trilogy’s Upper Kobuk Mineral Projects.

South32 must contribute a minimum of US$10 million each year, for a maximum of three years, to keep the option in good standing (the “Initial Funding”). South32 may exercise its option at any time to form the 50/50 joint venture until the option expiration date. Provided that all the exploration data and information related to approved programs has been made available to South32 by no later than December 31 of each year in respect of the first two years, South32 must decide by January 31 of the following year whether; (i) to fund a further tranche of a minimum of $10 million, or (ii) to withdraw and not provide any further annual funding. If the election to fund a further tranche is not made in January, South32 has until the end of March to exercise the option to form the LLC and make the subscription payment. If South32 elects to exercise the option, the subscription price less certain deductions for Initial Funding shall be paid in one tranche within 45 business days. Should South32 not make its annual minimum payment or elect to withdraw, the option will lapse and South32 will have no claim to ownership or to the funds it had already spent.

In order to exercise its option to form the joint venture, South32 must contribute a minimum of US$150 million, plus (i) any amounts Trilogy spends at the Arctic Project over the next three years up to US$5 million per year, less the amount of the Initial Funding contributed by South32, and (ii) US$5 million if the option is exercised between April 1, 2018 and March 31, 2019 or US$10 million if the option is exercised between April 1, 2019 and the expiration date of the option.

South32 has made the option payment for the first year and the funds are being used for a US$10 million exploration program in 2017 at the Bornite Project.

Use of Proceeds

Specific information about the use of proceeds from the specific issuance of any Securities will be set forth in the applicable Prospectus Supplement.

We had negative operating cash flow for the financial year ended November 30, 2016. We anticipate that we will continue to have negative cash flow until such time, if ever, that commercial production is achieved at the Upper Kobuk Mineral Projects. To the extent that we have negative operating cash flows in future periods we may need to allocate a portion of our existing working capital to fund such negative cash flow. See “Risk Factors”.

Dividend Policy

We have not declared or paid any dividends on our Common Shares since the date of our incorporation. We intend to retain our earnings, if any, to finance the growth and development of our business and do not expect to pay dividends or to make any other distributions in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

Consolidated Capitalization

There have been no material changes in our capital structure since May 31, 2017, the date of our financial statements for the most recently completed financial period.

prior sales

Information in respect of our Common Shares that were issued within the previous twelve-month period, including Common Shares that were issued upon the vesting of restricted share units or deferred share units, and in respect of the grant of restricted share units and deferred share units to acquire our Common Shares will be provided as required in any applicable Prospectus Supplement.

trading price and volume

The Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol “TMQ”. Trading price and volume of the Company’s securities will be provided as required for our Common Shares in each Prospectus Supplement to this Prospectus.

Description of Share Capital

Our authorized share capital consists of an unlimited number of Common Shares without par value. As at September 14, 2017 we had 105,667,125 Common Shares outstanding.

Common Shares

All of the Common Shares rank equally as to voting rights, participation in a distribution of our assets on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends. The holders of the Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each common share carries with it the right to one vote.

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of its assets, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after we have paid out our liabilities. Distributions in the form of dividends, if any, will be set by the Board. See “Dividend Policy”.

Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the Business Corporations Act (British Columbia). Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

Trading of Our Common Shares

Our Common Shares are traded on the TSX and the NYSE American, in both cases under the symbol “TMQ”. On September 14, 2017, the last reported sale price of our Common Shares on the TSX was Cdn$1.22 per Common Share and on the NYSE American was US$1.00 per Common Share.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants will be issued under a separate Warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent. The applicable Prospectus Supplement will include details of the Warrant agreements covering the Warrants being offered. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus.

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the designation and terms of the Common Shares purchasable upon exercise of the Warrants;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material United States and Canadian tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE OR EQUITY UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of Common Shares, at a future date or dates, or similar contracts issued on a “prepaid” basis (in each case, “Share Purchase Contracts”). The price per Common Share and the number of Common Shares may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts will require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may be issued separately or as part of units consisting of a Share Purchase Contract or obligations of third parties (including U.S. treasury securities) (the “Share Purchase” or “Equity Units”), and may, or may not serve as collateral for a holder’s obligations. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require us to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.

The applicable Prospectus Supplement will describe the terms of the Share Purchase Contracts or Share Purchase or Equity Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts or Share Purchase or Equity Units. Material United States and Canadian federal income tax considerations applicable to the holders of the Share Purchase or Equity Units and the Share Purchase Contracts will also be discussed in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue Securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries. Each Prospectus Supplement will set forth the terms of the offering or issue, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to us from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in Canadian National Instrument 44-102 Shelf Distributions and in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this Prospectus and any applicable Prospectus Supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of Securities will be less than this amount.

CERTAIN CANADIAN and U.S. Federal Income Tax Considerations

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the Securities offered by this Prospectus will be set forth in an applicable Prospectus Supplement. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

Legal Matters

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP with respect to Canadian legal matters, and by Dorsey & Whitney LLP with respect to U.S. legal matters and, except as otherwise set forth in any Prospectus Supplement, on behalf of any underwriters or agents by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters.

AUDITORS, Transfer Agent and Registrar

The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia.

Our registrar and transfer agent for our Common Shares is Computershare Investor Services Inc., located at 510 Burrard Street, Vancouver, British Columbia Canada V5K 1A1. The co-transfer agent and registrar for the Common Shares in the United States is Computershare Trust Company, N.A., at its office at 3200 Cherry Creek Drive South, Denver, CO, 80209.

Interest of Experts

Certain of the scientific and technical information relating to our mineral projects in the documents incorporated by reference herein has been derived from technical reports prepared by the experts listed below and has been included in reliance on such person’s expertise. Copies of the technical reports can be accessed online on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

BD Resource Consulting Inc., SIM Geological Inc. and International Metallurgical & Environmental Inc. prepared the technical report titled “NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA” dated effective April 19, 2016 released May 16, 2016 that is summarized in the Form 10-K.

Tetra Tech Inc. prepared the PEA that is summarized in the Form 10-K.

The aforementioned companies, and their directors, officers, employees and partners, as applicable, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities.

Erin Workman, P.Geo. and former employee and Director of Technical Services of the Company and a “Qualified Person” under NI 43-101 has reviewed and approved the scientific and technical disclosure contained in the Form 10-K (as defined herein) and Annual MD&A (as defined herein). Ms. Workman owns, directly or indirectly, less than one percent of the outstanding securities of the Company.

Andrew W. West, P.Geo. and employee and Exploration Manager of the Company and a “Qualified Person” under NI 43-101 has reviewed and approved the scientific and technical disclosure contained in the Interim MD&A (as defined herein). Mr. West owns, directly or indirectly, less than one percent of the outstanding securities of the Company.

PricewaterhouseCoopers LLP are the auditors of the Company and have advised that they are independent with respect to the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and the rules of the SEC. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board. The consolidated financial statements of Trilogy for the year ended November 30, 2016 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

None of the aforementioned persons was employed on a contingency basis, or had, or is to receive, in connection with any offering under this Prospectus, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or, except as disclosed herein, an employee.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this Prospectus, except for any information superseded by information contained directly in this Prospectus, any accompanying Prospectus Supplement or any subsequently filed document deemed to be incorporated by reference. Copies of the documents incorporated by reference in this Prospectus may be obtained on written or oral request without charge from the Secretary of the Company at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G5, telephone: (604) 638-8088. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, any document incorporated by reference and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Filings are also available at the SEC’s website at www.sec.gov.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus or such time as all Securities offered by this Prospectus have been sold and all conditions to the consummation of such sales have been satisfied.

(a)	annual report on Form 10-K for the fiscal year ended November 30, 2016, filed with the SEC on February 3, 2017;

(b)	quarterly reports on Form 10-Q for the quarterly periods ended February 28, 2017 and May 31, 2017, filed with the SEC on April 4, 2017 and June 28, 2017, respectively;

(c)	current reports on Form 8-K, filed with the SEC on January 18, 2017, February 3, 2017, March 6, 2017, March 20, 2017, April 4, 2017, April 10, 2017, April 13, 2017, April 19, 2017, April 20, 2017; April 26, 2017, May 9, 2017, June 5, 2017, June 12, 2017 and June 28, 2017;

(d)	the description of Common Shares contained in its registration statement on Form 40-F filed on March 1, 2012, including any amendment or report filed for purposes of updating such description; and

(e)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after November 30, 2016 but before the end of the offering of the Securities made by this Prospectus.

ADDITIONAL INFORMATION

On September 15, 2017, we filed a short form base shelf prospectus with Canadian securities regulatory authorities which will permit us to offer and sell the Securities for gross proceeds of $50,000,000. The aggregate gross proceeds from the Securities that may be sold in the provinces of Canada other than Quebec, together with the Securities that we may sell in the United States pursuant to this Prospectus, are not expected to exceed $50,000,000.

You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities at www.sedar.com.

Enforceability of Civil Liabilities

We are a corporation existing under the Business Corporations Act (British Columbia). Many of our directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or ‘‘blue sky’’ laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

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A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada, other than Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces of Canada other than Québec that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference may be obtained on request without charge from the Corporate Secretary of Trilogy Metals Inc. at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G5, telephone: (604) 638-8088 and are available electronically at www.sedar.com.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	September 15, 2017

US$50,000,000

Common Shares

Warrants to Purchase Common Shares

Share Purchase Contracts

Share Purchase or Equity Units

Trilogy Metals Inc. (“we”, “Trilogy” or the “Company”) may offer and issue from time to time common shares (the “Common Shares”), warrants to purchase Common Shares (the “Warrants”), share purchase contracts and share purchase or equity units (all of the foregoing, collectively, the “Securities”) or any combination thereof up to an aggregate initial offering price of US$50,000,000 during the 25-month period that this prospectus (the “Prospectus”), including any amendments hereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

Our outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and the NYSE American LLC (“NYSE American”), under the symbol “TMQ”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See “Risk Factors”.

Investing in our securities involves a high degree of risk. You should carefully read the “Risk Factors” section contained elsewhere in this Prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable Prospectus Supplement and in the documents that are incorporated by reference.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations” in this Prospectus.

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All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the designation of the particular class and series, the number of Common Shares offered, the issue price, dividend rate, if any, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, terms, number of Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of share purchase contracts, the designation, number and terms of the Common Shares to be purchased under the share purchase contract, any procedures that will result in the adjustment of these numbers, the purchase price and purchase date or dates of the Common Shares, any requirements of the purchaser to secure its obligations under the share purchase contract and any other specific terms; and (iv) in the case of share purchase or equity units, the terms of the share purchase contract or third party obligations and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any offering of the Securities, unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Additional Information”.

The Company’s head office is located at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G5. The Company’s registered office is located at Suite 2600, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1L3.

Gregory Lang, William Hayden, Kalidas Madhavpeddi and Diana Walters are each directors of the Company and reside outside of Canada. Although Messrs. Lang, Hayden, Madhavpeddi and Mme. Walters have appointed Blake, Cassels & Graydon LLP as agent for service of process in each province of Canada in which the Securities are to be distributed, it may not be possible for investors to enforce against Messrs. Lang, Hayden, Madhavpeddi and Mme. Walters judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

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TABLE OF CONTENTS

CAUTIONARY NOTE TO UNITED STATES INVESTORS	4
Cautionary Statement Regarding Forward-Looking Statements	4
Exchange Rate Information	6
The Company	7
risk factors	9
Use of Proceeds	10
Dividend Policy	11
Consolidated Capitalization	11
prior sales	11
trading price and volume	11
Description of Share Capital	12
DESCRIPTION OF WARRANTS	11
DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE OR EQUITY UNITS	12
PLAN OF DISTRIBUTION	13
CERTAIN CANADIAN and u.s. federal income tax considerations	13
Legal Matters	13
AUDITORS, Transfer Agent and Registrar	14
Interest of Experts	14
Documents Incorporated by Reference	15
additional information	16
Enforceability of Civil Liabilities	16
Statutory Rights of Withdrawal and Rescission	16
CERTIFICATE OF TRILOGY METALS INC.	C-1

You should rely only on the information contained in or incorporated by reference into this Prospectus and any Prospectus Supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

In this Prospectus and in any Prospectus Supplement unless the context otherwise requires, references to “Trilogy” or the “Company”, “we”, “us”, and “our” refer to Trilogy Metals Inc., either alone or together with our subsidiaries, as the context requires.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “Cdn$” or “C$” are to Canadian dollars. See “Exchange Rate Information”. The Company’s financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with accounting principles generally accepted in the United States.

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Documents Incorporated by Reference

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of the Company at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G4, telephone: 604-638-8088. These documents are also available through the internet on SEDAR, which can be accessed on line at www.sedar.com, and on EDGAR, which can be accessed at www.sec.gov. The following documents filed with the securities commissions or similar authorities in Canada are specifically incorporated by reference into, and form an integral part of this Prospectus:

(a)	annual report on Form 10-K pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the Fiscal Year Ended November 30, 2016 dated February 2, 2017 (“Form 10-K”);

(b)	audited annual comparative consolidated financial statements of the Company for the year ended November 30, 2016 together with the notes thereto and the auditor’s reports thereon and the related annual management’s discussion and analysis (“Annual MD&A”);

(c)	unaudited interim consolidated financial statements for the three and six months ended May 31, 2017 and 2016 and the related management discussion and analysis (“Interim MD&A”);

(d)	management information circular dated March 28, 2017 in respect of the annual general and special meeting of shareholders of the Company held on May 8, 2017; and

(e)	material change report, dated April 20, 2017 related to the Company entering into an Option Agreement To Form Joint Venture by and between Trilogy, NovaCopper US Inc. and South32 pursuant to which South32 acquired an option to form a 50/50 joint venture with respect to the Upper Kobuk Mineral Projects.

Any annual information form, material change reports (excluding confidential material change reports), any interim and annual consolidated financial statements and related management discussion and analysis, information circulars (excluding those portions that, pursuant to National Instrument 44-101 of the Canadian Securities Administrators, are not required to be incorporated by reference herein), any business acquisition reports, any news releases or public communications containing financial information about the Company for a financial period more recent than the periods for which financial statements are incorporated herein by reference, and any other disclosure documents required to be filed pursuant to an undertaking to a provincial or territorial securities regulatory authority that are filed by the Company with various securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement, shall be deemed to be incorporated by reference in this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

[Alternate Page for Canadian Prospectus]

A Prospectus Supplement containing the specific terms of an offering of Securities, and other information relating to the Securities, will be delivered to prospective purchasers of such Securities together with this Prospectus and the applicable Prospectus Supplement and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Upon a new annual information form and the related annual financial statements being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all quarterly financial statements, material change reports and information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder.

additional information

You may read any document that the Company has filed with the SEC at the SEC’s public reference room in Washington, D.C. You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. You may read and download the documents the Company has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. You may also read and download any public document we file with or furnish to the securities commissions and regulatory authorities in the provinces of Canada other than Québec, on our SEDAR profile at www.sedar.com.

[Additional Page for Canadian Prospectus]

Statutory Rights of Withdrawal and Rescission

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights. Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase Securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement (including a pricing supplement) relating to the Securities purchased by a purchaser and any amendments thereto. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus or prospectus supplement relating to the Securities purchased by a purchaser and any amendments thereto contain a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. lawyer for particulars of these rights.

Original purchasers are advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

[Additional Page for Canadian Prospectus]

CERTIFICATE OF TRILOGY METALS INC.

Dated: September 15, 2017

This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador.

(Signed) Rick Van Nieuwenhuyse President, Chief Executive Officer and Director	(Signed) Elaine Sanders Chief Financial Officer and Corporate Secretary

ON BEHALF OF THE BOARD OF DIRECTORS

(Signed) Kalidas Madhavpeddi	(Signed) Tony Giardini
Director	Director

C-1

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$5,795
Accounting fees and expenses*	30,000
Legal fees and expenses*	100,000
FINRA fees*	8,000
Transfer Agent and Registrar Fees and Expenses*	0
Printing fees*	0
Miscellaneous expenses*	10,000
Total*	$153,795

* Estimated for purposes of completing the information required pursuant to this item 14.

Item 15. Indemnification of Officers and Directors

The Business Corporations Act (British Columbia) provides that a company may:

•	indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and

•	after the final disposition of an eligible proceeding, pay the “expenses” (which includes costs, charges and expenses (including legal fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an “eligible party”, in relation to a company, means an individual who:

•	is or was a director or officer of the company;

•	is or was a director or officer of another corporation

	•	at a time when the corporation is or was an affiliate of the company, or

	•	at the request of the company; or

	•	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; or

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

•	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Articles of the Registrant

The Registrant’s articles provide that, subject to the BCBCA, the Registrant must indemnify a director or former director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable. Pursuant to the Registrant’s articles, each director is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant’s articles further provide that the Registrant may indemnify any person, subject to any restrictions in the BCBCA, and that the failure of a director or officer of the Registrant to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any eligible person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

The Registrant maintains directors’ and officers’ liability insurance for its directors. This insurance provides coverage for indemnity payments made by the Registrant to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and directors in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by the Registrant. The insurance coverage for directors and officers has customary exclusions, including libel and slander, and those acts determined to be uninsurable under law, or deliberately fraudulent or dishonest or to have resulted in personal profit or advantage.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement**

4.1	Form of Warrant Certificate**

4.2	Form of Share Purchase Contract**

5.1	Opinion and Consent of Blake, Cassels & Graydon LLP*

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)*

23.3	Consent of BD Resource Consulting Inc.*

23.4	Consent of SIM Geological Inc.*

23.5	Consent of International Metallurgical & Environmental Inc.*

23.6	Consent of Tetra Tech Inc.*

23.7	Consent of Erin Workman*

23.8	Consent of Andrew West*

24.1	Power of Attorney (included on signature page)

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**	To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       If the Registrant is relying on Rule 430B:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)       If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

(8)       That:

(i)       for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)       for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on this 15th day of September, 2017.

TRILOGY METALS INC.

By:	/s/ Rick Van Nieuwenhuyse
	Name:	Rick Van Nieuwenhuyse
	Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rick Van Nieuwenhuyse and Elaine M. Sanders, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/Rick Van Nieuwenhuyse	President, Chief Executive Officer and Director	September 15, 2017
Rick Van Nieuwenhuyse	(Principal Executive Officer)

/s/Elaine M. Sanders	Chief Financial Officer (Principal Financial Officer	September 15, 2017
Elaine M. Sanders	and Principal Accounting Officer)

/s/Gerald J. McConnell	Chairman of the Board of Directors	September 15, 2017
Gerald J. McConnell

/s/Tony S. Giardini	Director	September 15, 2017
Tony S. Giardini

Director
William Hayden

Signature	Title	Date

/s/Gregory A. Lang	Director	September 15, 2017
Gregory A. Lang

/s/Kalidas V. Madhavpeddi	Director and Authorized US Representative	September 15, 2017
Kalidas V. Madhavpeddi

/s/Janice Stairs	Director	September 15, 2017
Janice Stairs

/s/Diana Walters	Director	September 15, 2017
Diana Walters

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of director of Trilogy Metals Inc. and the duly authorized representative of Trilogy Metals Inc. in the United States, on September 15, 2017.

By:	/s/ Kalidas V. Madhavpeddi
	Name:	Kalidas V. Madhavpeddi
	Title:	Director and Authorized US Representative

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement**

4.1	Form of Warrant Certificate**

4.2	Form of Share Purchase Contract**

5.1	Opinion and Consent of Blake, Cassels & Graydon LLP*

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)*

23.3	Consent of BD Resource Consulting Inc.*

23.4	Consent of SIM Geological Inc.*

23.5	Consent of International Metallurgical & Environmental Inc.*

23.6	Consent of Tetra Tech Inc.*

23.7	Consent of Erin Workman*

23.8	Consent of Andrew West*

24.1	Power of Attorney (included on signature page)

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**	To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.